Exhibit 10.18

BEST BUY MOBILE PERFORMANCE AWARD
TERMINATION AGREEMENT

Introduction

You were granted a Performance Award under a Best Buy Mobile Performance Award Agreement. The Performance Award provided for a potential payment for each of consecutive 12-month Performance Periods, with the final Performance Period ending March 2, 2013. Payments have been made to you for all Performance Periods preceding the final Performance Period, which has not yet been completed.

Under the Performance Award, payments are calculated based on Economic Value Added (EVA) generated by the Best Buy Mobile venture. In the current and final Performance Period (March 4, 2012- March 2, 2013), Best Buy Mobile became part of the newly-formed Connectivity Business Group, resulting in the commingling of businesses and resources, and a corresponding lack of certainty regarding the calculation of EVA for this final Performance Period.

The purpose of this Termination Agreement is to bring certainty to the payment to you for the final Performance Period under the Performance Award, and to bring finality to that Performance Award.

Agreement

•
In March 2013, you will be paid $3,713,190 (less tax withholding and applicable deductions) for the final Performance Period under the Performance Award Agreement, provided you are employed by Best Buy through the end of the Performance Period. If your employment terminates under the circumstances in Section 2.5 (a) of the Performance Award Agreement, this payment will be pro-rated to end of the fiscal quarter preceding your date of termination. If your employment terminates for any other reason before the end of the Performance Period, you will not be entitled to any payment for the final Performance Period. Further, the payment in this paragraph remains subject to the Recovery Policy provision s in Section 3.5 of the Performance Award Agreement.

•	You agree that, by agreeing to the above payment , Best Buy has no further obligation to you under the Performance Award Agreement.

•
You waive any further rights you have under the Performance Award Agreement, and agree not to bring any claims against Best Buy or any of its subsidiaries or employees based on the Performance Award Agreement. Your release includes (but is not limited to) any contract, quasi-contract, statutory, tort, or negligence claims.

•	Section III of the Performance Award Agreement (Restrictive Covenants) survives and continues in full force and effect. You acknowledge that you remain bound by the provision s of Section III.

By signing below, you agree to the terms of this Performance Award Termination Agreement. Please keep a copy of this document for your records.

/s/ Jude Buckley	Jude Buckley
Signature	Printed Name

12/10/2012
Date